Exhibit 3.1

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

VASCO DATA SECURITY INTERNATIONAL, INC.

VASCO Data Security International, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.This Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's Certificate of Incorporation filed with the Delaware Secretary of State on July 15, 1997 (the "Certificate of Incorporation").

2.Article First of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST.The name of the corporation is OneSpan Inc. (hereinafter, the “Corporation”).

3.This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Steven R. Worth, its Secretary, this 31st day of May, 2018.

By /s/ Steven R. Worth
Steven R. Worth
Secretary

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 08/12/1997
971268904 - 2773477

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VASCO DATA SECURITY INTERNATIONAL, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

VASCO DATA SECURITY INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended as follows:

The first paragraph of Article FOURTH is amended to read in its entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 75,500,000 shares, divided into 75,000,000 shares of common stock, $.001 par value per share (hereinafter referred to as “Common Stock”), and 500,000 shares of preferred stock, $.01 par value per share (hereinafter referred to as “Preferred Stock”).”

SECOND: The amendment to the Certificate of Incorporation effected hereby has been proposed by the Board of Directors of the Corporation and duly adopted by the sole stockholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "DGCL") and by written consent of such sole stockholder pursuant to Section 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President as of this 11th day of August, 1997.

VASCO DATA SECURITY INTERNATIONAL, INC.

By:	/s/ T. Kendall Hunt
T. Kendall Hunt
President

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03: 00 PM 07/15/1997
971234480 - 2773477

CERTIFICATE OF INCORPORATION

OF

VASCO DATA SECURITY INTERNATIONAL, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the "General Corporation Law"), do execute this Certificate of incorporation and do hereby certify as follows:

FIRST. The name of the corporation (hereinafter, the “Corporation”) is VASCO Data Security International, Inc.

SECOND. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle 19801, and its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is Fifty Million Five Hundred Thousand (50,500,000) shares, divided into Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share (hereinafter referred to as “Common Stock”) and Five Hundred Thousand (500,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

COMMON STOCK

Subject to the rights of any Preferred Stock of any series issued and outstanding, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation (the “Board”) out of funds legally available therefor, each issued and outstanding share of Common Stock shall entitle the holder thereof to share ratably in all assets available for distribution to holders of Common Stock in the event of any liquidation, dissolution or winding up of the Corporation, and, except as otherwise provided by law, each issued and outstanding share of Common Stock shall entitle the holder thereof to cast one vote on each matter submitted to a vote of the stockholders of the Corporation.

PREFERRED STOCK

The Board is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such, series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) The number of shares constituting that series and the distinctive designation of that series; (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, If any, of payment of dividends on shares of that series; (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine; (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, or payment of shares of that series; (h) Any other relative rights, preferences and limitations of that series.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

FIFTH. The Board shall have the power to adopt amend or repeal the by-laws.

SIXTH.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SEVENTH. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are duly elected .and qualified, are:

T. Kendall Hunt
1919 S. Highland Ave., Suite 118-C
Lombard, Illinois 60148

Forrest D. Laidley
1919 S. Highland Ave., Suite 118-C
Lombard, Illinois 60148

Robert A Anderson
1919 S. Highland Ave., Suite 118-C
Lombard, Illinois 60148

Gerald Guice
1919 S. Highland Ave., Suite 118-C
Lombard, Illinois 60148

Michael A. Mulshine
1919 S. Highland Ave., Suite 118-C
Lombard, Illinois 60148

EIGHTH. The incorporator of the Corporation is Gregory T. Apple, whose mailing address is c/o VASCO CORP., 1919 S. Highland Ave., Suite l18-C, Lombard, 111inois 60148.

The undersigned incorporator hereby acknowledges that the foregoing

Certificate of Incorporation is his act and deed on this the 14th day of July, I997.

Gregory T. Apple
Incorporator